NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2013

HIGHLIGHTS:

•
Net Income of $26.5 million for the current quarter increased 28 percent from the prior year fourth quarter and net income of $95.6 million for the current year increased 27 percent from the prior year.

•	Dividend declared of $0.16 per share during the current quarter, the third increase since December 2012, totaling 23 percent.

•	Glacier Bancorp, Inc. stock price of $29.79 at December 31, 2013 increased 21 percent from the prior quarter and 103 percent from the prior year.

•
The loan portfolio increased $61.7 million, or 6 percent annualized, during the current quarter. Excluding the acquisitions, the loan portfolio increased $278 million, or 8 percent, during the current year.

•	Transaction deposit accounts of $3.1 billion increased $103 million, or 14 percent annualized, during the current quarter.

•	Current quarter net interest margin, on a tax-equivalent basis, of 3.88 percent, an increase of 32 basis points from the prior quarter net interest margin of 3.56 percent.

•
Interest income for the current quarter of $73.9 million, an increase of 6 percent from the prior quarter, and interest income for the current year of $264 million, an increase of 4 percent from the prior year.

Results Summary

	Three Months ended			Year ended
(Dollars in thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net income	$26,546	25,628	20,758	95,644	75,516
Diluted earnings per share	$0.36	0.35	0.29	1.31	1.05
Return on average assets (annualized)	1.33%	1.27%	1.06%	1.23%	1.01%
Return on average equity (annualized)	10.96%	10.85%	9.17%	10.22%	8.54%

KALISPELL, MONTANA, January 23, 2014 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $26.5 million for the current quarter, an increase of $5.8 million, or 28 percent, from the $20.8 million of net income for the prior year fourth quarter. Diluted earnings per share for the current quarter was $0.36 per share, an increase of $0.07, or 24 percent, from the prior year fourth quarter diluted earnings per share of $0.29. “The fourth quarter added to what was a very good year for Glacier Bancorp Inc., as stronger than anticipated loan growth and a much higher net interest margin allowed us to continue to deliver better results,” said Mick Blodnick President and Chief Executive Officer. “In the current quarter we were again fortunate to be able to increase our dividend. This was the third time since December of last year the dividend has been raised. During that period we have increased our dividend by a total of 23 percent,” Blodnick said.

Net income for the year ended December 31, 2013 was $95.6 million, an increase of $20.1 million, or 27 percent, from the $75.5 million of net income for the prior year. Diluted earnings per share for the current year was $1.31 per share, an increase of $0.26, or 25 percent, from the diluted earnings per share in the prior year.

On July 31, 2013, the Company completed the acquisition of North Cascades Bancshares, Inc. (“NCBI”), and its subsidiary, North Cascades National Bank and on May 31, 2013 the Company completed the acquisition of Wheatland Bankshares, Inc., and its subsidiary, First State Bank (“Wheatland”). The Company incurred $427 thousand of expense in connection with the acquisitions in the current quarter and $1.5 million for the year ended December 31, 2013. The Company’s results of operations and financial condition include the acquisition of NCBI and the acquisition of Wheatland from the acquisition dates. The following table provides information on the fair value of selected classifications of assets and liabilities acquired:

	NCBI	Wheatland
(Dollars in thousands)	July 31, 2013	May 31, 2013	Total
Total assets	$330,028	$300,541	$630,569
Investment securities, available-for-sale	48,058	75,643	123,701
Loans receivable	215,986	171,199	387,185
Non-interest bearing deposits	76,105	30,758	106,863
Interest bearing deposits	218,875	224,439	443,314
Federal Home Loan Bank advances	—	5,467	5,467

Asset Summary

				$ Change from	$ Change from
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Cash and cash equivalents	$155,657	254,684	187,040	(99,027)	(31,383)
Investment securities, available-for-sale	3,222,829	3,318,953	3,683,005	(96,124)	(460,176)
Loans receivable
Residential real estate	577,589	583,817	516,467	(6,228)	61,122
Commercial	2,901,283	2,828,287	2,278,905	72,996	622,378
Consumer and other	583,966	588,995	602,053	(5,029)	(18,087)
Loans receivable	4,062,838	4,001,099	3,397,425	61,739	665,413
Allowance for loan and lease losses	(130,351)	(130,765)	(130,854)	414	503
Loans receivable, net	3,932,487	3,870,334	3,266,571	62,153	665,916
Other assets	573,377	603,959	610,824	(30,582)	(37,447)
Total assets	$7,884,350	8,047,930	7,747,440	(163,580)	136,910

Investment securities decreased $96 million, or 3 percent, during the current quarter and decreased $460 million, or 12 percent, from December 31, 2012 as the Company continued to reduce the overall size of the investment portfolio. The continued growth in the loan portfolio provides the Company the opportunity to retain higher yielding assets than what the Company could achieve with investment securities. At December 31, 2013, investment securities represented 41 percent of total assets, down from 48 percent at December 31, 2012.

A positive trend for the four consecutive quarters has been the organic loan growth. Loans receivable increased $61.7 million, or 2 percent, during the current quarter, including growth of $73.0 million in commercial loans. Excluding the loans receivable from the acquisitions, the loan portfolio increased $278 million, or 8 percent, during the current year with increases in both residential real estate and commercial loans. Excluding the acquisitions, the largest dollar increase during the current year was in commercial loans which increased $294 million, or 13 percent, of which $200 million of the increase was in commercial real estate loans. The decreases in consumer and other loans was primarily attributable to customers paying off home equity lines of credit as they refinanced their first mortgage.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012
Allowance for loan and lease losses
Balance at beginning of period	$130,854	130,854	137,516
Provision for loan losses	6,887	5,085	21,525
Charge-offs	(13,643)	(8,962)	(34,672)
Recoveries	6,253	3,788	6,485
Balance at end of period	$130,351	130,765	130,854
Other real estate owned	$26,860	36,531	45,115
Accruing loans 90 days or more past due	604	174	1,479
Non-accrual loans	81,956	88,293	96,933
Total non-performing assets [1]	$109,420	124,998	143,527
Non-performing assets as a percentage of subsidiary assets	1.39%	1.56%	1.87%
Allowance for loan and lease losses as a percentage of non-performing loans	158%	148%	133%
Allowance for loan and lease losses as a percentage of total loans	3.21%	3.27%	3.85%
Net charge-offs as a percentage of total loans	0.18%	0.13%	0.83%
Accruing loans 30-89 days past due	$32,116	26,401	27,097
__________
1 As of December 31, 2013, non-performing assets have not been reduced by U.S. government guarantees of $5.4 million.

Non-performing assets at December 31, 2013 were $109 million, a decrease of $15.6 million, or 12 percent, during the current quarter and a decrease of $34.1 million, or 24 percent, from a year ago. The largest category of non-performing assets was the land, lot and other construction category (i.e., regulatory classification) which was $51.6 million, or 47 percent, of the non-performing assets at December 31, 2013. Included in this category was $25.1 million of land development loans and $13.6 million in unimproved land loans at December 31, 2013. The Company has continued to reduce its exposure to land, lot and other construction category over each of the prior two years. The Company’s early stage delinquencies (accruing loans 30-89 days past due) of $32.1 million at December 31, 2013 increased $5.7 million, or 22 percent, from the prior quarter and increased $5.0 million, or 19 percent, from the prior year fourth quarter.

“We made further strides in lowering our non-performing assets as a number of projects were sold or paid off during the current quarter,” said Blodnick. “Net charge-offs have been a pleasant surprise all year as we experienced a significant decline in charge-offs while at the same time recoveries were much better than projected. For the year net charge-offs were back to historical norms after four years at elevated levels,” Blodnick said.

At December 31, 2013, the allowance for loan and lease losses (“allowance”) was $130 million, a decrease of $414 thousand, or less than 1 percent from September 30, 2013, and a decrease of $503 thousand, or less than 1 percent from a year ago. The allowance was 3.21 percent of total loans outstanding at December 31, 2013, a decrease of 64 basis points from 3.85 percent at December 31, 2012. Such difference was primarily attributable to no allowance carried over from the acquisitions as a result of the acquired loans recorded at fair value. Excluding the acquired banks, the allowance was 3.54 percent of total loans outstanding at December 31, 2013, a 31 basis points decrease from the 3.85 percent at December 31, 2012. The allowance was 158 percent of non-performing loans at December 31, 2013, an increase from 148 percent at September 30, 2013 and an increase from 133 percent at December 31, 2012.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Fourth quarter 2013	$1,802	2,216	3.21%	0.79%	1.39%
Third quarter 2013	1,907	2,025	3.27%	0.66%	1.56%
Second quarter 2013	1,078	1,030	3.56%	0.60%	1.64%
First quarter 2013	2,100	2,119	3.84%	0.95%	1.79%
Fourth quarter 2012	2,275	8,081	3.85%	0.80%	1.87%
Third quarter 2012	2,700	3,499	4.01%	0.83%	2.33%
Second quarter 2012	7,925	7,052	3.99%	1.41%	2.69%
First quarter 2012	8,625	9,555	3.98%	1.24%	2.91%

Net charged-off loans of $2.2 million during the current quarter increased $191 thousand, or 9 percent, compared to the prior quarter and decreased $5.9 million, or 73 percent, from the prior year fourth quarter. The current quarter provision for loan losses of $1.8 million decreased $105 thousand from the prior quarter and decreased $473 thousand from the prior year fourth quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of provision for loan loss expense.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from	$ Change from
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Non-interest bearing deposits	$1,374,419	1,397,401	1,191,933	(22,982)	182,486
Interest bearing deposits	4,205,548	4,215,479	4,172,528	(9,931)	33,020
Repurchase agreements	313,394	314,313	289,508	(919)	23,886
FHLB advances	840,182	967,382	997,013	(127,200)	(156,831)
Other borrowed funds	8,387	8,466	10,032	(79)	(1,645)
Subordinated debentures	125,562	125,526	125,418	36	144
Other liabilities	53,608	71,556	60,059	(17,948)	(6,451)
Total liabilities	$6,921,100	7,100,123	6,846,491	(179,023)	74,609

Non-interest bearing deposits of $1.374 billion at December 31, 2013 decreased $23.0 million, or 2 percent, during the current quarter. Excluding the acquisitions, non-interest bearing deposits at December 31, 2013 increased $75.6 million, or 6 percent, during the current year. Interest bearing deposits of $4.206 billion at December 31, 2013 included $205 million of wholesale deposits (i.e., brokered deposits classified as NOW, money market deposit and certificate accounts). Excluding a decrease of $123 million in wholesale deposits during the current quarter, interest bearing deposits at December 31, 2013 increased $113 million, or 3 percent, during the current quarter. Excluding the acquisitions, interest bearing deposits at December 31, 2013 decreased $410 million, or 10 percent, from December 31, 2012 primarily the result of a decrease of $429 million in wholesale deposits. Federal Home Loan Bank (“FHLB”) advances of $840 million at December 31, 2013 decreased $127 million, or 13 percent, during the current quarter and decreased $157 million, or 16 percent, from prior year end and will continue to fluctuate as the need for funding changes.

Stockholders’ Equity Summary

				$ Change from	$ Change from
(Dollars in thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Common equity	$953,605	937,824	852,987	15,781	100,618
Accumulated other comprehensive income	9,645	9,983	47,962	(338)	(38,317)
Total stockholders’ equity	963,250	947,807	900,949	15,443	62,301
Goodwill and core deposit intangible, net	(139,218)	(139,934)	(112,274)	716	(26,944)
Tangible stockholders’ equity	$824,032	807,873	788,675	16,159	35,357
Stockholders’ equity to total assets	12.22%	11.78%	11.63%
Tangible stockholders’ equity to total tangible assets	10.64%	10.22%	10.33%
Book value per common share	$12.95	12.76	12.52	0.19	0.43
Tangible book value per common share	$11.08	10.87	10.96	0.21	0.12
Market price per share at end of period	$29.79	24.68	14.71	5.11	15.08

Tangible stockholders’ equity of $824 million at year end increased $16.2 million from the prior quarter and $35.4 million, or 4 percent, from the prior year end. The higher capital levels were the result of $45 million of Company stock issued in connection with the acquisitions and an increase in earnings retention of $51.4 million which were offset by the decrease in accumulated other comprehensive income of $38.3 million. Tangible book value per common share of $11.08 increased $0.12 per share from the prior year end.

Cash Dividend
On November 26, 2013, the Company’s Board of Directors declared a cash dividend of $0.16 per share, payable December 19, 2013 to shareholders of record on December 10, 2013. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2013
Compared to September 30, 2013 and December 31, 2012

Revenue Summary

	Three Months ended
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012
Net interest income
Interest income	$73,939	69,531	59,666
Interest expense	6,929	7,186	8,165
Total net interest income	67,010	62,345	51,501
Non-interest income
Service charges, loan fees, and other fees	14,695	15,119	12,845
Gain on sale of loans	4,935	7,021	9,164
Loss on sale of investments	—	(403)	—
Other income	3,372	2,136	3,384
Total non-interest income	23,002	23,873	25,393
	$90,012	86,218	76,894
Net interest margin (tax-equivalent)	3.88%	3.56%	3.05%

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Net interest income
Interest income	$4,408	$14,273	6%	24%
Interest expense	(257)	(1,236)	(4)%	(15)%
Total net interest income	4,665	15,509	7%	30%
Non-interest income
Service charges, loan fees, and other fees	(424)	1,850	(3)%	14%
Gain on sale of loans	(2,086)	(4,229)	(30)%	(46)%
Loss on sale of investments	403	—	(100)%	n/m
Other income	1,236	(12)	58%	—%
Total non-interest income	(871)	(2,391)	(4)%	(9)%
	$3,794	$13,118	4%	17%

_______
n/m - not measurable

Net Interest Income
The current quarter interest income of $73.9 million increased $4.4 million, or 6 percent, over the prior quarter primarily as a result of the increase in interest income from investments. The current quarter increase in interest income on the investment portfolio was driven by a decrease in premium amortization (net of discount accretion) on the investment securities (“premium amortization”). The Company experienced a decrease in premium amortization for a fourth consecutive quarter, compared to significant increases experienced during the preceding seven quarters. Included in the current quarter’s interest income was $9.0 million of premium amortization on investment securities compares to $15.2 million in the prior quarter. The current quarter’s $6.2 million decrease in premium amortization compared to a decrease of $3.2 million in premium amortization in the prior quarter. The current quarter interest income also increased as a result of increases in interest income on residential real estate loans and commercial loans. The increase in interest income on residential real estate loans during the current quarter resulted from both volume and rate increases and the increase in commercial loan interest income was the result of volume increases.

The current quarter interest income of $73.9 million also increased $14.3 million, or 24 percent, over the prior year fourth quarter and was driven by the increase in interest income on the investment portfolio and the increase in interest income on commercial loans. Interest income on investment securities of $23.5 million increased $9.6 million, or 69 percent, over the prior year fourth quarter as premium amortization decreased $14.3 million. The latest quarters interest income on commercial loans of $34.7 million increased $5.0 million, or 17 percent, over the prior year fourth quarter as a result of increased volume of commercial loans.

In the fourth quarter, interest expense of $6.9 million decreased $257 thousand, or 4 percent, from the prior quarter and decreased $1.2 million, or 15 percent, from the prior year fourth quarter. The decrease in interest expense from the prior quarter and the prior year quarter was the result of decreases in deposit interest rates and a decrease in the volume of borrowings. The cost of total funding (including non-interest bearing deposits) for the current quarter was 40 basis points compared to 41 basis points for the prior quarter and 48 basis points for the prior year fourth quarter.

This quarter’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.88 percent, an increase of 32 basis points from the prior quarter net interest margin of 3.56 percent. The increase in the net interest margin was driven by the increasing yield on the investment securities and a shift in the earning assets from investment securities to the higher yielding loan portfolio. The current quarter increase in the investment securities yield was primarily attributable to a decrease in the premium amortization which was consistent with the prior quarter. Of the 69 basis points increase in yield on the investment securities during the current quarter, 61 basis points was due to the decrease in premium amortization. The premium amortization in the current quarter accounted for a 51 basis points reduction in the net interest margin compared to a 82 basis points reduction in the prior quarter and 128 basis points reduction in the net interest margin in the prior year fourth quarter. “Growth in the Bank's loan portfolio throughout the year was significant to the improvement in the net interest income and net interest margin for the current quarter and 2013,” said Ron Copher, Chief Financial Officer.  “The reduction in premium amortization from investment securities over the course of 2013 was also a significant factor.”

Non-interest Income
Non-interest income for the current quarter totaled $23.0 million, a decrease of $871 thousand over the prior quarter and a decrease of $2.4 million over the same quarter last year. Service charge fee income decreased $424 thousand, or 3 percent, from the prior quarter due to seasonal activity. Service charge fee income increased $1.9 million, or 14 percent, from the prior year fourth quarter which was driven by increases in deposit accounts and changes in internal deposit processing. A gain of $4.9 million on the sale of loans in the current quarter was a reduction of $2.1 million, or 30 percent, from the prior quarter and a decrease of $4.2 million, or 46 percent, from the prior year fourth quarter. The Company continued to experience a slowdown in refinance activity as mortgage rates moved up, although, the decrease in gain on sale of loans was more than offset by the decrease in premium amortization on investment securities, both of which were attributable to the continuing slowdown of refinance activity. Other income of $3.4 million for the current quarter increased $1.2 million, or 58 percent, from the prior quarter primarily as a result of an increase in income related to other real estate owned (“OREO”). Included in other income was operating revenue of $153 thousand from OREO and a gain of $1.4 million on the sales of OREO, the combined total of $1.6 million for the most recent quarter compared to $433 thousand for the prior quarter and $910 thousand for the prior year fourth quarter.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012
Compensation and employee benefits	$27,258	27,469	24,083
Occupancy and equipment	6,723	6,421	6,043
Advertising and promotions	1,847	1,897	1,478
Outsourced data processing	1,623	1,232	889
Other real estate owned	2,295	1,049	3,570
Regulatory assessments and insurance	1,519	1,677	1,637
Core deposit intangibles amortization	717	693	491
Other expense	11,052	9,930	9,817
Total non-interest expense	$53,034	50,368	48,008

	$ Change from	$ Change from	% Change from	% Change from
(Dollars in thousands)	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Compensation and employee benefits	$(211)	$3,175	(1)%	13%
Occupancy and equipment	302	680	5%	11%
Advertising and promotions	(50)	369	(3)%	25%
Outsourced data processing	391	734	32%	83%
Other real estate owned	1,246	(1,275)	119%	(36)%
Regulatory assessments and insurance	(158)	(118)	(9)%	(7)%
Core deposit intangibles amortization	24	226	3%	46%
Other expense	1,122	1,235	11%	13%
Total non-interest expense	$2,666	$5,026	5%	10%

Non-interest expense of $53.0 million for the current quarter increased by $2.7 million, or 5 percent, from the prior quarter and increased by $5.0 million, or 10 percent, from the prior year fourth quarter. Compensation and employee benefits increased by $3.2 million, or 13 percent, from the prior year fourth quarter primarily as a result of the acquisitions. Occupancy and equipment expense increased $302 thousand, or 5 percent, from the prior quarter and increased $680 thousand, or 11 percent, from the prior year fourth quarter as a result of the acquisitions. Outsourced data processing expense increased $391 thousand, or 32 percent, from the prior quarter and increased $734 thousand, or 83 percent, from the prior year fourth quarter again as a result of the acquired banks’ outsourced data processing expense. OREO expense increased $1.2 million, or 119 percent, from the prior quarter and decreased $1.3 million, or 36 percent, from the prior year fourth quarter. The current quarter OREO expense of $2.3 million included $679 thousand of operating expense, $1.3 million of fair value write-downs, and $341 thousand of loss on sale of OREO. OREO expense will fluctuate as the Company continues to work through non-performing loans and dispose of foreclosed properties. Other expense increased by $1.1 million, or 11 percent, over the prior quarter primarily as a result of increases in loan repurchase losses and debit card fraud losses which were partially offset by decreases in professional and outside services expenses. Other expense increased $1.2 million, or 13 percent, from the prior year fourth quarter primarily from debit card fraud losses and other deposit account related losses.

Efficiency Ratio
The efficiency ratio for the current quarter was 54 percent compared to 56 percent for the prior year fourth quarter. The decrease in the efficiency ratio was primarily driven by the increase in net interest income which exceeded the increase non-interest expense.

Operating Results for Year ended December 31, 2013
Compared to December 31, 2012

Revenue Summary

	Year ended
(Dollars in thousands)	December 31, 2013	December 31, 2012	$ Change	% Change
Net interest income
Interest income	$263,576	$253,757	$9,819	4%
Interest expense	28,758	35,714	(6,956)	(19)%
Total net interest income	234,818	218,043	16,775	8%
Non-interest income
Service charges, loan fees, and other fees	54,460	49,706	4,754	10%
Gain on sale of loans	28,517	32,227	(3,710)	(12)%
Loss on sale of investments	(299)	—	(299)	n/m
Other income	10,369	9,563	806	8%
Total non-interest income	93,047	91,496	1,551	2%
	$327,865	$309,539	$18,326	6%
Net interest margin (tax-equivalent)	3.48%	3.37%

_______
n/m - not measurable

Net Interest Income
Net interest income for 2013 increased $16.8 million, or 8 percent, over last year. Interest income for the current year increased $9.8 million, or 4 percent, from the prior year and was principally due to the increased volume of commercial loans in addition to the decrease in premium amortization on investment securities, which were partially reduced by the decrease in yields on the loan portfolio. Interest income was reduced by $64.1 million in premium amortization on investment securities during the current year which was a decrease of $7.9 million from the prior year.

Interest expense for 2013 decreased $7.0 million, or 19 percent, from the prior year and was primarily attributable to the decreases in interest rates on interest bearing deposits and borrowings.  The funding cost (including non-interest bearing deposits) for the current year was 42 basis points compared to 55 basis points for the prior year.

The net interest margin, on a tax-equivalent basis, for 2013 was 3.48 percent, an 11 basis points increase from the net interest margin of 3.37 percent for 2012. The increase in the net interest margin was driven by the decreased interest rates on deposits and borrowings. The net interest margin was further supported by the continued shift in earning assets from investment securities to the higher yielding loan portfolio and the increased yield on the investment securities. The increased yield on investment securities was driven by lower premium amortization on investment securities. The premium amortization for 2013 accounted for a 90 basis points reduction in the net interest margin, which was a decrease of 14 basis points compared to the 104 basis points reduction in the net interest margin for last year.

Non-interest Income
Non-interest income of $93.0 million for 2013 increased $1.6 million, or 2 percent, over last year. Service charge fee income increased $4.8 million, or 10 percent, from the prior year which was driven by increases in the number of deposit accounts and changes in internal deposit processing. Gains of $28.5 million on the sale of loans for the current year decreased $3.7 million, or 12 percent, from the prior year as a result of the slowdown in refinance activity. Other income for the current year increased $806 thousand, or 8 percent, over the the prior year. Included in other income was operating revenue of $400 thousand from OREO and gains of $3.1 million on the sale of OREO, which combined totaled $3.5 million for the current year compared to $2.4 million for the prior year.

Non-interest Expense Summary

	Year ended
(Dollars in thousands)	December 31, 2013	December 31, 2012	$ Change	% Change
Compensation and employee benefits	$104,221	95,373	8,848	9%
Occupancy and equipment	24,875	23,837	1,038	4%
Advertising and promotions	6,913	6,413	500	8%
Outsourced data processing	4,493	3,324	1,169	35%
Other real estate owned	7,196	18,964	(11,768)	(62)%
Regulatory assessments and insurance	6,362	7,313	(951)	(13)%
Core deposit intangibles amortization	2,401	2,110	291	14%
Other expense	38,856	36,087	2,769	8%
Total non-interest expense	$195,317	193,421	1,896	1%

Compensation and employee benefits for 2013 increased $8.8 million, or 9 percent, from the same period last year. Outsourced data processing expense increased $1.2 million, or 35 percent, from the prior year primarily from the acquired banks outsourced data processing expense. OREO expense of $7.2 million in the current year decreased $11.8 million, or 62 percent, from the prior year. The OREO expense for the current year included $2.7 million of operating expenses, $3.6 million of fair value write-downs, and $880 thousand of loss on sale of OREO. Other expense for the current year increased by $2.8 million, or 8 percent, from the prior year and was attributable to the legal and professional expenses associated with the acquisitions, debit card fraud losses and deposit account losses.

Provision for loan losses
The provision for loan losses was $6.9 million for 2013, a decrease of $14.6 million, or 68 percent, from the same period in the prior year. Net charged-off loans during the current year were $7.4 million, a decrease of $20.8 million from the prior year.

Efficiency Ratio
The efficiency ratio was 55 percent for 2013 and 54 percent for 2012. Although there was an increase net interest income during the current year over the prior year, it was not enough to offset the increase in non-interest expense, excluding OREO expense, resulting in the increased efficiency ratio.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 72 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown; all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•
the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio, including as a result of a slow recovery in the housing and real estate markets in its geographic areas;

•	increased loan delinquency rates;

•
the risks presented by a slow economic recovery, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;

•	changes in market interest rates, which could adversely affect the Company’s net interest income and profitability;

•
legislative or regulatory changes that adversely affect the Company’s business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become additionally impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•	the risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital in the future;

•	competition from other financial services companies in the Company’s markets;

•	loss of services from the CEO and senior management team;

•	potential interruption or breach in security of the Company’s systems; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012
Assets
Cash on hand and in banks	$109,995	130,285	123,270
Federal funds sold	10,527	23,135	—
Interest bearing cash deposits	35,135	101,264	63,770
Cash and cash equivalents	155,657	254,684	187,040
Investment securities, available-for-sale	3,222,829	3,318,953	3,683,005
Loans held for sale	46,738	61,505	145,501
Loans receivable	4,062,838	4,001,099	3,397,425
Allowance for loan and lease losses	(130,351)	(130,765)	(130,854)
Loans receivable, net	3,932,487	3,870,334	3,266,571
Premises and equipment, net	167,671	168,633	158,989
Other real estate owned	26,860	36,531	45,115
Accrued interest receivable	41,898	44,261	37,770
Deferred tax asset	43,549	47,957	20,394
Core deposit intangible, net	9,512	10,228	6,174
Goodwill	129,706	129,706	106,100
Non-marketable equity securities	52,192	52,192	48,812
Other assets	55,251	52,946	41,969
Total assets	$7,884,350	8,047,930	7,747,440
Liabilities
Non-interest bearing deposits	$1,374,419	1,397,401	1,191,933
Interest bearing deposits	4,205,548	4,215,479	4,172,528
Securities sold under agreements to repurchase	313,394	314,313	289,508
Federal Home Loan Bank advances	840,182	967,382	997,013
Other borrowed funds	8,387	8,466	10,032
Subordinated debentures	125,562	125,526	125,418
Accrued interest payable	3,505	3,568	4,675
Other liabilities	50,103	67,988	55,384
Total liabilities	6,921,100	7,100,123	6,846,491
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	744	743	719
Paid-in capital	690,918	689,751	641,737
Retained earnings - substantially restricted	261,943	247,330	210,531
Accumulated other comprehensive income	9,645	9,983	47,962
Total stockholders’ equity	963,250	947,807	900,949
Total liabilities and stockholders’ equity	$7,884,350	8,047,930	7,747,440
Number of common stock shares issued and outstanding	74,373,296	74,307,951	71,937,222

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Year ended
(Dollars in thousands, except per share data)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Interest Income
Residential real estate loans	$7,919	7,320	7,831	29,525	30,850
Commercial loans	34,662	34,291	29,661	127,450	121,425
Consumer and other loans	7,869	8,447	8,287	32,089	35,096
Investment securities	23,489	19,473	13,887	74,512	66,386
Total interest income	73,939	69,531	59,666	263,576	253,757
Interest Expense
Deposits	3,286	3,398	4,135	13,870	18,183
Securities sold under agreements to repurchase	221	209	311	867	1,308
Federal Home Loan Bank advances	2,581	2,730	2,851	10,610	12,566
Federal funds purchased and other borrowed funds	46	54	53	206	229
Subordinated debentures	795	795	815	3,205	3,428
Total interest expense	6,929	7,186	8,165	28,758	35,714
Net Interest Income	67,010	62,345	51,501	234,818	218,043
Provision for loan losses	1,802	1,907	2,275	6,887	21,525
Net interest income after provision for loan losses	65,208	60,438	49,226	227,931	196,518
Non-Interest Income
Service charges and other fees	13,363	13,711	11,621	49,478	45,343
Miscellaneous loan fees and charges	1,332	1,408	1,224	4,982	4,363
Gain on sale of loans	4,935	7,021	9,164	28,517	32,227
Loss on sale of investments	—	(403)	—	(299)	—
Other income	3,372	2,136	3,384	10,369	9,563
Total non-interest income	23,002	23,873	25,393	93,047	91,496
Non-Interest Expense
Compensation and employee benefits	27,258	27,469	24,083	104,221	95,373
Occupancy and equipment	6,723	6,421	6,043	24,875	23,837
Advertising and promotions	1,847	1,897	1,478	6,913	6,413
Outsourced data processing	1,623	1,232	889	4,493	3,324
Other real estate owned	2,295	1,049	3,570	7,196	18,964
Regulatory assessments and insurance	1,519	1,677	1,637	6,362	7,313
Core deposit intangibles amortization	717	693	491	2,401	2,110
Other expense	11,052	9,930	9,817	38,856	36,087
Total non-interest expense	53,034	50,368	48,008	195,317	193,421
Income Before Income Taxes	35,176	33,943	26,611	125,661	94,593
Federal and state income tax expense	8,630	8,315	5,853	30,017	19,077
Net Income	$26,546	25,628	20,758	95,644	75,516
Basic earnings per share	$0.36	0.35	0.29	1.31	1.05
Diluted earnings per share	$0.36	0.35	0.29	1.31	1.05
Dividends declared per share	$0.16	0.15	0.14	0.60	0.53
Average outstanding shares - basic	74,341,256	73,945,523	71,937,222	73,191,713	71,928,570
Average outstanding shares - diluted	74,417,361	74,021,871	71,937,286	73,260,278	71,928,656

Glacier Bancorp, Inc.
Average Balance Sheet

	Three Months ended			Year ended
	December 31, 2013			December 31, 2013
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$645,567	7,919	4.91%	$623,433	29,525	4.74%
Commercial loans	2,812,421	34,662	4.89%	2,542,255	127,450	5.01%
Consumer and other loans	579,440	7,869	5.39%	586,649	32,089	5.47%
Total loans [1]	4,037,428	50,450	4.96%	3,752,337	189,064	5.04%
Tax-exempt investment securities [2]	1,159,889	16,567	5.71%	1,064,457	61,924	5.82%
Taxable investment securities [3]	2,217,332	12,386	2.23%	2,525,317	33,112	1.31%
Total earning assets	7,414,649	79,403	4.25%	7,342,111	284,100	3.87%
Goodwill and intangibles	139,609			125,315
Non-earning assets	336,999			338,866
Total assets	$7,891,257			$7,806,292
Liabilities
Non-interest bearing deposits	$1,357,572	—	—%	$1,244,332	—	—%
NOW accounts	1,052,779	333	0.13%	999,288	1,217	0.12%
Savings accounts	591,528	76	0.05%	540,495	276	0.05%
Money market deposit accounts	1,167,104	588	0.20%	1,075,625	2,169	0.20%
Certificate accounts	1,122,565	2,095	0.74%	1,114,010	9,039	0.81%
Wholesale deposits [4]	291,009	194	0.26%	434,249	1,169	0.27%
FHLB advances	840,860	2,581	1.22%	971,554	10,610	1.09%
Repurchase agreements, federal funds purchased and other borrowed funds	441,260	1,062	0.95%	431,046	4,278	0.99%
Total funding liabilities	6,864,677	6,929	0.40%	6,810,599	28,758	0.42%
Other liabilities	66,015			59,497
Total liabilities	6,930,692			6,870,096
Stockholders’ Equity
Common stock	743			732
Paid-in capital	690,164			667,107
Retained earnings	256,451			239,138
Accumulated other comprehensive income	13,207			29,219
Total stockholders’ equity	960,565			936,196
Total liabilities and stockholders’ equity	$7,891,257			$7,806,292
Net interest income (tax-equivalent)		$72,474			$255,342
Net interest spread (tax-equivalent)			3.85%			3.45%
Net interest margin (tax-equivalent)			3.88%			3.48%
__________

[1]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[2]	Includes tax effect of $5.1 million and $19.0 million on tax-exempt investment security income for the three months and year ended December 31, 2013, respectively.

[3]	Includes tax effect of $381 thousand and $1.5 million on investment security tax credits for the three months and year ended December 31, 2013, respectively.

[4]	Wholesale deposits include brokered deposits classified as NOW, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from	% Change from
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Custom and owner occupied construction	$50,352	40,187	40,327	25%	25%
Pre-sold and spec construction	34,217	38,702	34,970	(12)%	(2)%
Total residential construction	84,569	78,889	75,297	7%	12%
Land development	73,132	75,282	80,132	(3)%	(9)%
Consumer land or lots	109,175	111,331	104,229	(2)%	5%
Unimproved land	50,422	51,986	53,459	(3)%	(6)%
Developed lots for operative builders	15,951	15,082	16,675	6%	(4)%
Commercial lots	12,585	15,707	19,654	(20)%	(36)%
Other construction	103,807	99,868	56,109	4%	85%
Total land, lot, and other construction	365,072	369,256	330,258	(1)%	11%
Owner occupied	811,479	815,401	710,161	—%	14%
Non-owner occupied	588,114	541,688	452,966	9%	30%
Total commercial real estate	1,399,593	1,357,089	1,163,127	3%	20%
Commercial and industrial	523,354	528,792	420,459	(1)%	24%
Agriculture	279,959	283,801	145,890	(1)%	92%
1st lien	733,406	738,842	738,854	(1)%	(1)%
Junior lien	73,348	76,277	82,083	(4)%	(11)%
Total 1-4 family	806,754	815,119	820,937	(1)%	(2)%
Multifamily residential	123,154	113,880	93,328	8%	32%
Home equity lines of credit	298,119	298,935	319,779	—%	(7)%
Other consumer	130,758	128,374	109,019	2%	20%
Total consumer	428,877	427,309	428,798	—%	—%
Other	98,244	88,469	64,832	11%	52%
Total loans receivable, including loans held for sale	4,109,576	4,062,604	3,542,926	1%	16%
Less loans held for sale [1]	(46,738)	(61,505)	(145,501)	(24)%	(68)%
Total loans receivable	$4,062,838	4,001,099	3,397,425	2%	20%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accruing Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2013	December 31, 2013
Custom and owner occupied construction	$1,248	1,270	1,343	1,248	—	—
Pre-sold and spec construction	828	1,157	1,603	403	—	425
Total residential construction	2,076	2,427	2,946	1,651	—	425
Land development	25,062	25,834	31,471	15,213	—	9,849
Consumer land or lots	2,588	3,500	6,459	1,759	—	829
Unimproved land	13,630	14,977	19,121	12,194	—	1,436
Developed lots for operative builders	2,215	2,284	2,393	1,504	—	711
Commercial lots	2,899	2,978	1,959	300	—	2,599
Other construction	5,167	5,776	5,105	178	—	4,989
Total land, lot and other construction	51,561	55,349	66,508	31,148	—	20,413
Owner occupied	14,270	19,224	15,662	12,426	—	1,844
Non-owner occupied	4,301	5,453	4,621	2,908	—	1,393
Total commercial real estate	18,571	24,677	20,283	15,334	—	3,237
Commercial and industrial	6,400	7,452	5,970	6,238	160	2
Agriculture	3,529	2,488	6,686	3,064	—	465
1st lien	17,630	20,959	25,739	14,983	434	2,213
Junior lien	4,767	5,648	6,660	4,767	—	—
Total 1-4 family	22,397	26,607	32,399	19,750	434	2,213
Multifamily residential	—	—	253	—	—	—
Home equity lines of credit	4,544	5,599	8,041	4,469	—	75
Other consumer	342	399	441	302	10	30
Total consumer	4,886	5,998	8,482	4,771	10	105
Total	$109,420	124,998	143,527	81,956	604	26,860

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from	% Change from
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
Custom and owner occupied construction	$202	—	5	n/m	3,940%
Pre-sold and spec construction	—	772	893	(100)%	(100)%
Total residential construction	202	772	898	(74)%	(78)%
Land development	—	917	191	(100)%	(100)%
Consumer land or lots	1,716	504	762	240%	125%
Unimproved land	615	311	422	98%	46%
Developed lots for operative builders	8	9	422	(11)%	(98)%
Commercial lots	—	68	11	(100)%	(100)%
Total land, lot and other construction	2,339	1,809	1,808	29%	29%
Owner occupied	5,321	7,261	5,523	(27)%	(4)%
Non-owner occupied	2,338	2,509	2,802	(7)%	(17)%
Total commercial real estate	7,659	9,770	8,325	(22)%	(8)%
Commercial and industrial	3,542	4,176	1,905	(15)%	86%
Agriculture	1,366	725	912	88%	50%
1st lien	12,386	5,142	7,352	141%	68%
Junior lien	482	881	732	(45)%	(34)%
Total 1-4 family	12,868	6,023	8,084	114%	59%
Multifamily Residential	1,075	226	—	376%	n/m
Home equity lines of credit	1,999	1,770	4,164	13%	(52)%
Other consumer	1,066	1,130	1,001	(6)%	6%
Total consumer	3,065	2,900	5,165	6%	(41)%
Total	$32,116	26,401	27,097	22%	19%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2013
Custom and owner occupied construction	$(51)	(1)	24	—	51
Pre-sold and spec construction	(10)	128	2,489	187	197
Total residential construction	(61)	127	2,513	187	248
Land development	(383)	(97)	3,035	664	1,047
Consumer land or lots	843	486	4,003	1,232	389
Unimproved land	715	435	636	770	55
Developed lots for operative builders	(81)	(36)	1,802	74	155
Commercial lots	248	250	362	254	6
Other construction	(473)	(130)	—	—	473
Total land, lot and other construction	869	908	9,838	2,994	2,125
Owner occupied	350	271	1,312	1,513	1,163
Non-owner occupied	397	375	597	516	119
Total commercial real estate	747	646	1,909	2,029	1,282
Commercial and industrial	3,096	1,382	2,651	4,386	1,290
Agriculture	53	21	125	53	—
1st lien	681	347	5,257	980	299
Junior lien	106	145	3,464	352	246
Total 1-4 family	787	492	8,721	1,332	545
Multifamily residential	(39)	(31)	43	—	39
Home equity lines of credit	1,606	1,516	2,124	1,918	312
Other consumer	324	109	262	731	407
Total consumer	1,930	1,625	2,386	2,649	719
Other	8	4	1	13	5
Total	$7,390	5,174	28,187	13,643	6,253

Visit our website at www.glacierbancorp.com